Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2006, except for the 2005 and 2004 stock based compensation disclosures included in Note Thirteen to the consolidated financial statements, as to which the date is March 9, 2007, relating to the financial statements and financial statement schedule, which appears in eLoyalty Corporation’s Annual Report on Form 10-K for the year ended December 30, 2006.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, Illinois

May 18, 2007

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